AMENDMENT

to the

REINSURANCE AGREEMENTS

(as stated in attached Exhibit I and

hereinafter referred to as the “Agreements”)

between

THRIVENT FINANCIAL FOR LUTHERANS

Minneapolis, Minnesota

(hereinafter also referred to as “Thrivent Financial”)

and

RGA REINSURANCE COMPANY

Chesterfield, Missouri

(hereinafter referred to as the “Reinsurer”)

This Amendment is Effective July 1, 2019

I.	THRIVENT LIFE INSURANCE COMPANY DISSOLUTION AND TRANSFER OF ASSETS AND LIABILITIES

Effective July 1, 2019, the Thrivent Life Insurance Company (“Thrivent Life”), a participating company under the Agreements, was dissolved with all assets and liabilities of Thrivent Life transferred to and assumed by its parent company, Thrivent Financial for Lutherans. As a result of this transaction, Thrivent Financial became the only participating company under the Agreements. As such, it is hereby acknowledged and agreed by Thrivent Life, Thrivent Financial and the Reinsurer that, effective July 1, 2019, Thrivent Financial became the sole participating company under the Agreements, with all rights, duties, responsibilities, assets and liabilities previously associated with business assigned to Thrivent Life under the Agreements being transferred to and vested in Thrivent Financial. All terms, conditions and provisions contained in the Agreements applicable to all business reinsured thereunder now exist between Thrivent Financial and the Reinsurer.

II.	All provisions of the Agreements not specifically modified herein remain unchanged.

IN WITNESS WHEREOF, all parties have executed this Amendment in triplicate as follows:

THRIVENT LIFE INSURANCE COMPANY		THRIVENT FINANCIAL FOR LUTHERANS

By:	/s/ Douglas Bearrood	By:	/s/ Douglas Bearrood
(Signature)		(Signature)
Title:	VP, Corporate Actuarial	Title:	VP, Corporate Actuarial
Date:	7/7/2020	Date:	7/7/2020
Location:	Minneapolis, MN	Location:	Minneapolis, MN

(881) Co. Merger 7-1-2019 Multi-Doc	06/24/2020

RGA REINSURANCE COMPANY

By:	/s/ Thomas R. Dlouhy
(Signature)
Title:	Vice President
Date:	June 25, 2020
Location:	Chesterfield, Missouri

(881) Co. Merger 7-1-2019 Multi-Doc	06/24/2020

EXHIBIT I - AGREEMENTS COVERED

Effective July 1, 2019

This Amendment applies to those Agreements listed below and have been assigned the individual agreement amendment numbers as indicated.

Ceding Company’s Agreement No.	Reinsurer’s Agreement No.	Agreement Effective Date	Type of Agreement	Reinsurer’s Amendment Number
375-1	3453-00-00	March 1, 1993	Automatic/Facultative YRT	3453-00-14

6950-03	9127-00-00	January 1, 2003	Automatic/Facultative Coinsurance	9127-00-07

N/A	9443-00-00	April 1, 2004	Automatic/Facultative /Fac Ob Coinsurance	9443-00-04

N/A	12691-00-00*	August 1, 2011	Automatic/Facultative Coinsurance	12691-00-06

*	All parties hereby acknowledge that Thrivent Life Insurance Company was a party to this Agreement with respect to inter-company term conversions per the Ceding Company’s conversion guidelines.

(881) Co. Merger 7-1-2019 Multi-Doc	06/24/2020